ANDERSEN ANDERSEN & STRONG. L.C. 		941 East 3300 South, Suite 202
Certified Public Accountants and 		Salt Lake City, Utah 84106
Business Consultants
Member SEC Practice Section			Tel: 801 486-0096
of the AICPA					Fax 801 486-0098




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 10, 2001, accompanying the audited financial statements of Cortex Systems, Inc. for the period ended August 31,
2001 and hereby consent to the incorporation of such report in a Registration Statement on Form SB-2.

November 7, 2001
                   s\Andersen Andersen & Strong LC